PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-96063



                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                            Name of Company(1)                        Ticker        Amounts    Trading Market
                            ------------------                        ------        -------    --------------
           Agile Software Corporation                                  AGIL            4           NASDAQ
           Ariba, Inc.                                                 ARBA        3.458333        NASDAQ
           CheckFree Corporation                                       CKFR            4           NASDAQ
           Internet Capital Group, Inc.                               ICGED          0.75          NASDAQ
           Pegasus Solutions, Inc.                                     PEGS            2           NASDAQ
           VerticalNet, Inc.                                           VERT           0.6          NASDAQ

         -------------------

         (1) As a result of the acquisition of Retek Inc. (Nasdaq: "RETK") by Oracle Corp., Retek Inc. was delisted from trading on The NASDAQ National Market on April 12, 2005, and is therefore no longer an underlying security of the B2B Internet HOLDRS Trust. In connection with the acquisition of Retek Inc., The Bank of New York distributed cash at a rate of $0.2975 per B2B Internet HOLDRS depositary share.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is June 30, 2005.